Exhibit 23.2

       Consent of Independent Certified Public Accountants



Insituform Technologies, Inc.
Memphis, Tennessee



     We hereby consent to the incorporation by reference in Registration Statement No. 33-00002 on Form S-8, Registration Statement No. 33-42445 on Form S-8, Registration Statement No. 33-55988 on Form S-8, Registration Statement No. 33-82486 on Form S-8, Registration Statement No. 33-82488 on Form S-8 and Registration Statement No. 33-63953 on Form S-8 of our report dated March 8, 1996, except for Note 10 which is as of March 26, 1997, relating to the consolidated financial statements of Insituform Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.





                                   BDO SEIDMAN, LLP



Memphis, Tennessee
March 26, 1997